Exhibit 99.1

NEWS RELEASE

Contact:	Tom Kampfer
Chief Financial Officer
Tel: 949-453-6830
Email: investor_relations@mflex.com

MFLEX ENTERS INTO DEFINITIVE MERGER AGREEMENT TO BE ACQUIRED BY SUZHOU DONGSHAN PRECISION MANUFACTURING CO., LTD. FOR $23.95 PER SHARE

Irvine, CA, February 4, 2016 / Suzhou, China, February 5, 2016 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX) (the “Company” or “MFLEX”), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, and Suzhou Dongshan Precision Manufacturing Co., Ltd. (“DSBJ”) (SZSE: 002384), one of the largest suppliers of precision sheet metal components, headquartered in Suzhou, China, today announced that they have entered into a definitive merger agreement providing for DSBJ’s acquisition of MFLEX. Under the terms of the agreement, MFLEX stockholders will receive $23.95 in cash for each share of MFLEX common stock held at the close of the transaction. The transaction will be funded by DSBJ through a combination of cash on hand, existing credit facilities and new debt financing, and is not subject to a financing condition. The proposed transaction values MFLEX’s equity at approximately $610.0 million, on a fully diluted basis, and represents a premium of 40.8% over MFLEX’s closing stock price on February 3, 2016 and a premium of 52.2% over its thirty-day volume-weighted average closing stock price. The agreement was unanimously approved by the respective Board of Directors of MFLEX and DSBJ.

“We are pleased to have reached this agreement, which we believe realizes significant, immediate cash value for our stockholders, offers new opportunities for our employees and supports the future needs of our customers,” said Reza Meshgin, Chief Executive Officer of MFLEX. “Positioning MFLEX within a larger manufacturing conglomerate will also open new market opportunities for our flexible printed circuit and assembly solutions, further supporting the Company’s long-term growth outlook. In turn, our Board has unanimously concluded that partnering with DSBJ is the best strategic path forward for MFLEX.”

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“This transaction is a continuation of our growth and diversification strategy, and represents a new milestone in DSBJ’s 35-year business history,” said Yuan Yonggang, Chairman and President of DSBJ. “The outstanding management team and employees of MFLEX have built a global leader in flexible printed circuit design and manufacturing with a marquee customer list. Working together, we believe we can expand MFLEX’s brand and leadership in the mobility space, while accelerating market opportunities in the automotive, industrial, display and other fast-growing consumer segments. There are meaningful sales synergies we expect to realize through this acquisition given our complementary customer, product and manufacturing footprints.”

The transaction, which is expected to close in the third quarter of fiscal 2016, is subject to approval by MFLEX and DSBJ stockholders, regulatory approvals, including antitrust review in the U.S. and the People’s Republic of China, review and clearance by the Committee on Foreign Investment in the U.S. and other customary closing conditions. Following the closing of the transaction, MFLEX will continue to make its headquarters in Irvine, California as an independent business unit of DSBJ. Mr. Meshgin and the MFLEX senior management team are expected to remain with MFLEX in their same capacities.

Jefferies LLC is serving as exclusive financial advisor to MFLEX and DLA Piper LLP (US) is serving as its legal advisor. Citigroup Global Markets Inc. is serving as financial advisor, and White & Case LLP is serving as legal advisor, to DSBJ.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the consumer electronics industry with manufacturing facilities in Suzhou, China. The Company provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the consumer electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

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About DSBJ

DSBJ was founded in 1980 as a stamping and sheet metal manufacturer, and has since grown into one of the largest suppliers of precision sheet metal components with its global headquarters in Suzhou, China. DSBJ produces a wide range of base station, enclosure and display products and solutions with application in telecommunications, consumer, industrial, medical and automotive industry market segments. DSBJ has been listed on the Shenzhen Stock Exchange (002384) since 2010, and had annual revenue of $646 million in 2015.

Forward-Looking Statements

This press release, and the documents to which the Company refers you in this communication, contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan”, “believe,” “seek,” estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control. Those risks include, without limitation (i) the risk that the proposed transaction may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in the People’s Republic of China, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business, operating results, and relationships with customers, suppliers and others, (v) risks that the proposed transaction may disrupt the Company’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed transaction, (vii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company related to the

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definitive agreement or the proposed transaction. In addition, the Company’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: (i) the conditions of markets generally and the industries in which the Company operates, including recent volatility in the Company’s key industry segments, (ii) the Company’s ability to diversify its product applications, expand its customer base, and enter into new market segments as a result of the proposed transaction, and (iii) other events and factors disclosed previously and from time to time in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail or otherwise make available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. Company stockholders and other investors are advised to carefully read these materials (including any amendments or supplements thereto) and any other relevant documents filed with the SEC in respect of the proposed transaction when they become available, as those documents will contain important information about the proposed transaction and the parties to the proposed transaction. Company stockholders and other investors may obtain free copies of the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), along with other documents filed by the Company with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://www.mflex.com).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed

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transaction. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, will be included in the proxy statement filed with the SEC in connection with the proposed transaction. Additional information about these directors and executive officers is available in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on January 21, 2015, and in the Company’s Transition Report on Form 10-K, which was filed with the SEC on February 13, 2015. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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